Exhibit 99.1
ROBERT A. RICHARDS, JR.
FOUR KENDLES RUN ROAD
MOORESTOWN, NEW JERSEY 08057
August 4, 2009
Mr. Robert R. Tabas
Chairman
Royal Bancshares of Pennsylvania, Inc.
732 Montgomery Avenue
Narberth, Pennsylvania 19072
Dear Robert:
     Please accept this letter as my resignation from the Royal Bancshares of Pennsylvania Inc. and the Royal Bank America Board of Directors effective immediately.
     As you know I have been frustrated for an extended period of time since my recommendation and suggestions discussed at the Board of Directors meeting have not been given serious consideration as I would have hoped that they would have.
     Therefore, it is appropriate that I resign my position from both Boards of Directors.

Sincerely,
/s/ Robert A. Richards, Jr.
Robert A. Richards, Jr.